Exhibit 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C.

SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Wayne J. Conner, Vice President, Treasurer and Chief Financial Officer of Elgin National Industries, Inc., certify that:

3.	This quarterly report on Form 10-Q of Elgin National Industries, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4.	The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Elgin National Industries, Inc.

/s/ WAYNE J. CONNER
Wayne J. Conner
Vice President, Treasurer and Chief Financial Officer

Date: May 13, 2005